Exhibit 99.1

ENERGY TRANSFER PARTNERS

REPORTS THIRD QUARTER RESULTS

Distributable Cash Flow and Adjusted EBITDA Up Significantly Over Third Quarter 2010

Dallas—November 2, 2011—Energy Transfer Partners, L.P. (NYSE:ETP) today reported its financial results for the third quarter ended September 30, 2011.

Adjusted EBITDA for the three months ended September 30, 2011 totaled $404.2 million, an increase of $123.7 million from the three months ended September 30, 2010. Distributable Cash Flow for the three months ended September 30, 2011 totaled $266.1 million, an increase of $105.6 million from the three months ended September 30, 2010. Net income for the three months ended September 30, 2011 totaled $76.1 million, a decrease of $31.3 million from the three months ended September 30, 2010, primarily attributable to non-cash fair value adjustments on non-hedged interest rate derivatives of $68.6 million.

Adjusted EBITDA for the nine months ended September 30, 2011 totaled $1.26 billion, an increase of $133.8 million from the nine months ended September 30, 2010. Distributable Cash Flow for the nine months ended September 30, 2011 totaled $826.6 million, an increase of $81.4 million from the nine months ended September 30, 2010. Net income for the nine months ended September 30, 2011 totaled $479.9 million, an increase of $89.5 million from the nine months ended September 30, 2010.

An analysis of the Partnership's segment results and other supplementary data is provided after the financial tables shown below. The Partnership has scheduled a conference call for 8:30 a.m. Central Time, Thursday November 3, 2011 to discuss the third quarter 2011 results. The conference call will be broadcast live via an internet web cast which can be accessed through www.energytransfer.com and will also be available for replay on the Partnership's website for a limited time.

Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures used by industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of the Partnership's fundamental business activities and should not be considered in isolation or as a substitute for net income, income from operations, cash flows from operating activities, or other GAAP measures. A table reconciling Adjusted EBITDA and Distributable Cash Flow with appropriate GAAP financial measures is included in the summarized financial information included in this release.

Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Arkansas, Colorado, Louisiana, New Mexico, Utah and West Virginia and owns the largest intrastate pipeline system in Texas. ETP currently has natural gas operations that include more than 17,500 miles of gathering and transportation pipelines, treating and processing assets, and three storage facilities located in Texas. ETP also holds a 70 percent interest in Lone Star NGL LLC, a joint venture that owns and operates NGL storage, fractionation and transportation assets in Texas, Louisiana and Mississippi. ETP is also one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country. ETP's general partner is owned by Energy Transfer Equity, L.P. (NYSE:ETE). For more information, visit the Energy Transfer Partners, L.P. web site at www.energytransfer.com.

Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner and 100 percent of the incentive distribution rights (IDRs) of ETP and approximately 50.2 million ETP limited partner units; and owns the general partner and 100 percent of the IDRs of Regency Energy Partners LP and approximately 26.3 million Regency limited partner units. For more information, visit the Energy Transfer Equity, L.P. web site at www.energytransfer.com.

The information contained in this press release is available on our website at www.energytransfer.com.

Contacts

Investor Relations:

Energy Transfer

Brent Ratliff

214-981-0700 (office)

Media Relations:

Vicki Granado

Granado Communications Group

214-599-8785 (office)

214-498-9272 (cell)

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	September 30, 2011	December 31, 2010
ASSETS
CURRENT ASSETS	$1,237,170	$1,121,423

PROPERTY, PLANT AND EQUIPMENT, net	11,903,288	9,801,369

ADVANCES TO AND INVESTMENTS IN AFFILIATES	206,505	8,723
LONG-TERM PRICE RISK MANAGEMENT ASSETS	19,827	13,948
GOODWILL	1,220,006	781,233
INTANGIBLE ASSETS, net	335,767	264,690
OTHER NON-CURRENT ASSETS, net	155,485	158,606

Total assets	$15,078,048	$12,149,992

LIABILITIES AND EQUITY
CURRENT LIABILITIES	$1,470,228	$842,450

LONG-TERM DEBT, less current maturities	7,652,318	6,404,916
LONG-TERM PRICE RISK MANAGEMENT LIABILITIES	36,628	18,338
OTHER NON-CURRENT LIABILITIES	151,000	140,851

COMMITMENTS AND CONTINGENCIES

EQUITY:
Total partners’ capital	5,152,790	4,743,437
Noncontrolling interest	615,084	—
Total equity	5,767,874	4,743,437

Total liabilities and equity	$15,078,048	$12,149,992

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per unit data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
REVENUES:
Natural gas operations	$1,476,107	$1,082,866	$3,985,661	$3,435,521
Retail propane	213,496	183,786	962,258	914,372
Other	25,713	23,992	83,069	80,438

Total revenues	1,715,316	1,290,644	5,030,988	4,430,331
COSTS AND EXPENSES:
Cost of products sold — natural gas operations	926,026	666,022	2,470,159	2,232,867
Cost of products sold — retail propane	141,868	104,533	587,460	519,796
Cost of products sold — other	7,632	6,856	20,992	20,470
Operating expenses	196,737	174,740	574,528	515,021
Depreciation and amortization	112,942	85,612	313,878	252,765
Selling, general and administrative	57,768	44,734	158,074	137,743

Total costs and expenses	1,442,973	1,082,497	4,125,091	3,678,662
OPERATING INCOME	272,343	208,147	905,897	751,669
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(124,000)	(101,241)	(347,706)	(309,217)
Equity in earnings of affiliates	6,713	595	13,386	10,848
Losses on non-hedged interest rate derivatives	(68,595)	(11,963)	(64,705)	(11,963)
Allowance for equity funds used during construction	636	12,432	705	18,039
Impairment of investments in affiliates	(5,355)	—	(5,355)	(52,620)
Other, net	(1,653)	1,410	(1,935)	(3,929)

INCOME BEFORE INCOME TAX EXPENSE	80,089	109,380	500,287	402,827
Income tax expense	4,039	1,993	20,419	12,486

NET INCOME	76,050	107,387	479,868	390,341
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	9,285	—	17,673	—

NET INCOME ATTRIBUTABLE TO PARTNERS	66,765	107,387	462,195	390,341
GENERAL PARTNER’S INTEREST IN NET INCOME	104,810	97,046	318,241	287,644

LIMITED PARTNERS’ INTEREST IN NET INCOME (LOSS)	$(38,045)	$10,341	$143,954	$102,697

BASIC NET INCOME (LOSS) PER LIMITED PARTNER UNIT	$(0.19)	$0.05	$0.68	$0.54

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	209,151,808	185,247,021	203,918,940	186,761,917

DILUTED NET INCOME (LOSS) PER LIMITED PARTNER UNIT	$(0.19)	$0.05	$0.68	$0.53

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	209,151,808	186,214,685	205,085,770	187,708,683

SUPPLEMENTAL INFORMATION

(Dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Reconciliation of net income to Adjusted EBITDA (a):
Net income	$76,050	$107,387	$479,868	$390,341
Interest expense, net of interest capitalized	124,000	101,241	347,706	309,217
Income tax expense	4,039	1,993	20,419	12,486
Depreciation and amortization	112,942	85,612	313,878	252,765
Non-cash compensation expense	10,350	6,822	31,139	21,422
Losses on non-hedged interest rate derivatives	68,595	11,963	64,705	11,963
Allowance for equity funds used during construction	(636)	(12,432)	(705)	(18,039)
Unrealized (gains) losses on commodity risk management activities	6,441	(20,703)	(1,213)	70,682
Impairment of investments in affiliates	5,355	—	5,355	52,620
Proportionate share of unconsolidated affiliates’ interest, depreciation and allowance for equity funds used during construction	8,516	(1)	24,237	22,434
Adjusted EBITDA attributable to noncontrolling interest	(13,152)	—	(23,737)	—
Other, net	1,653	(1,410)	1,935	3,929

Adjusted EBITDA	$404,153	$280,472	$1,263,587	$1,129,820

Reconciliation of net income to Distributable Cash Flow (a):
Net income	$76,050	$107,387	$479,868	$390,341
Amortization of finance costs charged to interest	2,536	2,835	7,199	7,216
Deferred income taxes	404	4,337	1,996	4,492
Depreciation and amortization	112,942	85,612	313,878	252,765
Non-cash compensation expense	10,350	6,822	31,139	21,422
(Gains) losses on disposals of assets	968	(281)	3,222	198
Unrealized losses on non-hedged interest rate derivatives	78,969	12,963	70,468	12,963
Allowance for equity funds used during construction	(636)	(12,432)	(705)	(18,039)
Unrealized (gains) losses on commodity risk management activities	6,441	(20,703)	(1,213)	70,682
Impairment of investments in affiliates	5,355	—	5,355	52,620
Distributions in excess of equity in earnings of unconsolidated affiliates, net	16,023	387	17,908	20,765
Distributable Cash Flow attributable to noncontrolling interest	(11,877)	—	(22,023)	—
Maintenance capital expenditures	(31,390)	(26,411)	(80,520)	(70,266)

Distributable Cash Flow	$266,135	$160,516	$826,572	$745,159

(a)	The Partnership has disclosed in this press release Adjusted EBITDA and Distributable Cash Flow, which are non-GAAP financial measures. Management believes Adjusted EBITDA and Distributable Cash Flow provide useful information to investors as measures of comparison with peer companies, including companies that may have different financing and capital structures. The presentation of Adjusted EBITDA and Distributable Cash Flow also allows investors to view our performance in a manner similar to the methods used by management and provides additional insight into our operating results.

There are material limitations to using measures such as Adjusted EBITDA and Distributable Cash Flow, including the difficulty associated with using either as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company's net income or loss or cash flows. In addition, our calculations of Adjusted EBITDA and Distributable Cash Flow may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP, such as gross margin, operating income, net income, and cash flow from operating activities.

Definition of Adjusted EBITDA

The Partnership defines Adjusted EBITDA as total partnership earnings before interest, taxes, depreciation, amortization and other non-cash items, such as non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, unrealized gains and losses on commodity risk management activities, non-cash impairment charges, and other non-operating income or expense items. Unrealized gains and losses on commodity risk management activities includes unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). Adjusted EBITDA reflects amounts for less than wholly owned subsidiaries and unconsolidated affiliates based on the Partnership's proportionate ownership.

Adjusted EBITDA is used by management to determine our operating performance and, along with other financial and volumetric data, as internal measures for setting annual operating budgets, assessing financial performance of our numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component of incentive compensation.

Definition of Distributable Cash Flow

The Partnership defines Distributable Cash Flow as net income, adjusted for certain non-cash items, less maintenance capital expenditures. Non-cash items include depreciation and amortization, deferred income taxes, non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, unrealized gains and losses on commodity risk management activities, and non-cash impairment charges. Unrealized gains and losses on commodity risk management activities includes unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). Distributable Cash Flow reflects amounts for less than wholly owned subsidiaries based on the Partnership's proportionate ownership and also reflects earnings from unconsolidated affiliates on a cash basis.

Distributable Cash Flow is used by management to evaluate our overall performance. Our partnership agreement requires us to distribute all available cash, and Distributable Cash Flow is calculated to evaluate our ability to fund distributions through cash generated by our operations.

REPORTABLE SEGMENTS (unaudited)

	Three Months Ended September 30, 2011
	Intrastate Transportation and Storage	Interstate Transportation	Midstream	NGL Transportation and Services	Retail Propane and Other Retail Propane Related	All Other (including unallocated selling, general and administrative)	Eliminations	Total
Results by segment:
Revenues from external customers	$617,244	$120,065	$565,246	$131,284	$236,781	$44,696	$—	$1,715,316
Intersegment revenues	33,590	—	78,742	15,312	—	5,059	(132,703)	—

Total revenues	650,834	120,065	643,988	146,596	236,781	49,755	(132,703)	1,715,316
Cost of products sold	422,801	—	513,256	81,224	147,225	42,733	(131,713)	1,075,526

Gross margin	228,033	120,065	130,732	65,372	89,556	7,022	(990)	639,790
Operating expenses	49,336	21,459	21,303	16,575	84,655	3,524	(115)	196,737
Depreciation and amortization	29,975	20,298	28,344	12,904	20,248	1,173	—	112,942
Selling, general and administrative	20,180	11,122	6,954	4,958	11,906	2,648	—	57,768

Segment operating income (loss)	$128,542	$67,186	$74,131	$30,935	$(27,253)	$(323)	$(875)	$272,343

Supplemental segment data:
Non-cash compensation expense	$5,311	$429	$1,677	$—	$1,320	$1,613	$—	$10,350
Losses on non-hedged interest rate derivatives	—	—	—	—	—	(68,595)	—	(68,595)
Allowance for equity funds used during construction	—	636	—	—	—	—	—	636
Unrealized gains (losses) on commodity risk management activities	(5,342)	—	919	—	(2,018)	—	—	(6,441)
Proportionate share of unconsolidated affiliates’ interest, depreciation and allowance for equity funds used during construction	—	8,516	—	—	—	—	—	8,516
Adjusted EBITDA attributable to noncontrolling interest	—	—	—	13,152	—	—	—	13,152
Equity in earnings (losses) of affiliates	1,013	5,883	—	(183)	—	—	—	6,713
Distributions from affiliates	1,109	21,626	—	—	—	—	—	22,735
Distributable cash flow attributable to noncontrolling interest	—	—	—	11,877	—	—	—	11,877
Maintenance capital expenditures	8,355	5,864	3,550	4,221	7,725	1,675	—	31,390
Volumes by segment:
Natural gas transported (MMBtu/d)	11,148,186	3,155,559	—	—	—
NGLs produced (Bbls/d)	—	—	56,638	—	—
Equity NGLs produced (Bbls/d)	—	—	16,772	—	—
NGL transportation volumes (Bbls/d)	—	—	—	133,149	—
NGL fractionation volumes (Bbls/d)	—	—	—	13,833	—
Retail propane gallons (in thousands)	—	—	—	—	84,193

	Three Months Ended September 30, 2010
	Intrastate Transportation and Storage	Interstate Transportation	Midstream	NGL Transportation and Services	Retail Propane and Other Retail Propane Related	All Other (including unallocated selling, general and administrative)	Eliminations	Total
Results by segment:
Revenues from external customers	$529,507	$74,659	$458,381	$—	$205,833	$22,264	$—	$1,290,644
Intersegment revenues	369,487	—	416,703	—	—	73,021	(859,211)	—

Total revenues	898,994	74,659	875,084	—	205,833	95,285	(859,211)	1,290,644
Cost of products sold	660,107	—	775,769	—	109,910	79,142	(847,517)	777,411

Gross margin	238,887	74,659	99,315	—	95,923	16,143	(11,694)	513,233
Operating expenses	56,167	19,886	19,734	—	75,990	3,047	(84)	174,740
Depreciation and amortization	29,340	12,643	21,592	—	20,609	1,428	—	85,612
Selling, general and administrative	19,630	7,554	5,196	—	12,377	(23)	—	44,734

Segment operating income (loss)	$133,750	$34,576	$52,793	$—	$(13,053)	$11,691	$(11,610)	$208,147

Supplemental segment data:
Non-cash compensation expense	$3,083	$417	$864	$—	$1,057	$1,401	$—	$6,822
Losses on non-hedged interest rate derivatives	—	—	—	—	—	(11,963)	—	(11,963)
Allowance for equity funds used during construction	—	12,432	—	—	—	—	—	12,432
Unrealized gains on commodity risk management activities	20,585	—	118	—	—	—	—	20,703
Proportionate share of unconsolidated affiliates' interest, depreciation and allowance for equity funds used during construction	—	(1)	—	—	—	—	—	(1)
Adjusted EBITDA attributable to noncontrolling interest	—	—	—	—	—	—	—	—
Equity in earnings of affiliates	578	17	—	—	—	—	—	595
Distributions from affiliates	926	56	—	—	—	—	—	982
Distributable cash flow attributable to noncontrolling interest	—	—	—	—	—	—	—	—
Maintenance capital expenditures	12,591	4,415	3,574	—	3,566	2,265	—	26,411
Volumes by segment:
Natural gas transported (MMBtu/d)	13,250,836	1,807,012	—	—	—
NGLs produced (Bbls/d)	—	—	53,004	—	—
Equity NGLs produced (Bbls/d)	—	—	20,670	—	—
NGL transportation volumes (Bbls/d)	—	—	—	—	—
NGL fractionation volumes (Bbls/d)	—	—	—	—	—
Retail propane gallons (in thousands)	—	—	—	—	85,722

	Nine Months Ended September 30, 2011
	Intrastate Transportation and Storage	Interstate Transportation	Midstream	NGL Transportation and Services	Retail Propane and Other Retail Propane Related	All Other (including unallocated selling, general and administrative)	Eliminations	Total
Results by segment:
Revenues from external customers	$1,849,575	$330,016	$1,492,025	$224,970	$1,037,969	$96,433	$—	$5,030,988
Intersegment revenues	245,512	—	421,154	20,446	—	45,958	(733,070)	—

Total revenues	2,095,087	330,016	1,913,179	245,416	1,037,969	142,391	(733,070)	5,030,988
Cost of products sold	1,396,001	—	1,552,453	133,628	602,117	117,779	(723,367)	3,078,611

Gross margin	699,086	330,016	360,726	111,788	435,852	24,612	(9,703)	1,952,377
Operating expenses	144,631	73,874	70,406	23,062	252,520	10,380	(345)	574,528
Depreciation and amortization	89,412	59,368	79,658	20,043	61,676	3,721	—	313,878
Selling, general and administrative	56,756	27,660	19,597	9,606	37,861	6,594	—	158,074

Segment operating income	$408,287	$169,114	$191,065	$59,077	$83,795	$3,917	$(9,358)	$905,897

Supplemental segment data:
Non-cash compensation expense	$16,457	$1,278	$5,197	$—	$3,207	$5,000	$—	$31,139
Losses on non-hedged interest rate derivatives	—	—	—	—	—	(64,705)	—	(64,705)
Allowance for equity funds used during construction	—	705	—	—	—	—	—	705
Unrealized gains (losses) on commodity risk management activities	1,368	—	2,091	—	(2,246)	—	—	1,213
Proportionate share of unconsolidated affiliates’ interest, depreciation and allowance for equity funds used during construction	—	24,237	—	—	—	—	—	24,237
Adjusted EBITDA attributable to noncontrolling interest	—	—	—	23,737	—	—	—	23,737
Equity in earnings (losses) of affiliates	1,759	11,923	—	(183)	—	(113)	—	13,386
Distributions from affiliates	3,581	27,713	—	—	—	—	—	31,294
Distributable cash flow attributable to noncontrolling interest	—	—	—	22,023	—	—	—	22,023
Maintenance capital expenditures	26,491	15,290	13,690	5,497	15,249	4,303	—	80,520
Volumes by segment:
Natural gas transported (MMBtu/d)	11,367,812	2,709,522	—	—	—
NGLs produced (Bbls/d)	—	—	52,398	—	—
Equity NGLs produced (Bbls/d)	—	—	16,604	—	—
NGL transportation volumes (Bbls/d)	—	—	—	131,147	—
NGL fractionation volumes (Bbls/d)	—	—	—	14,912	—
Retail propane gallons (in thousands)	—	—	—	—	372,494

	Nine Months Ended September 30, 2010
	Intrastate Transportation and Storage	Interstate Transportation	Midstream	NGL Transportation and Services	Retail Propane and Other Retail Propane Related	All Other (including unallocated selling, general and administrative)	Eliminations	Total
Results by segment:
Revenues from external customers	$1,662,037	$213,007	$1,484,211	$—	$987,114	$83,962	$—	$4,430,331
Intersegment revenues	952,336	—	945,438	—	—	162,819	(2,060,593)	—

Total revenues	2,614,373	213,007	2,429,649	—	987,114	246,781	(2,060,593)	4,430,331
Cost of products sold	1,930,798	—	2,138,125	—	534,800	202,093	(2,032,683)	2,773,133

Gross margin	683,575	213,007	291,524	—	452,314	44,688	(27,910)	1,657,198
Operating expenses	145,497	56,147	56,597	—	247,692	9,340	(252)	515,021
Depreciation and amortization	87,484	37,856	62,209	—	60,994	4,222	—	252,765
Selling, general and administrative	54,822	20,666	17,728	—	36,343	8,184	—	137,743

Segment operating income (loss)	$395,772	$98,338	$154,990	$—	$107,285	$22,942	$(27,658)	$751,669

Supplemental segment data:
Non-cash compensation expense	$9,390	$1,253	$2,649	$—	$3,599	$4,531	$—	$21,422
Losses on non-hedged interest rate derivatives	—	—	—	—	—	(11,963)	—	(11,963)
Allowance for equity funds used during construction	—	18,039	—	—	—	—	—	18,039
Unrealized losses on commodity risk management activities	(55,775)	—	(11,559)	—	(3,348)	—	—	(70,682)
Proportionate share of unconsolidated affiliates’ interest, depreciation and allowance for equity funds used during construction	—	22,434	—	—	—	—	—	22,434
Adjusted EBITDA attributable to noncontrolling interest	—	—	—	—	—	—	—	—
Equity in earnings of affiliates	1,951	8,897	—	—	—	—	—	10,848
Distributions from affiliates	2,916	28,697	—	—	—	—	—	31,613
Distributable cash flow attributable to noncontrolling interest	—	—	—	—	—	—	—	—
Maintenance capital expenditures	21,209	16,134	10,559	—	18,109	4,255	—	70,266
Volumes by segment:
Natural gas transported (MMBtu/d)	12,132,099	1,625,469	—	—	—
NGLs produced (Bbls/d)	—	—	50,836	—	—
Equity NGLs produced (Bbls/d)	—	—	19,697	—	—
NGL transportation volumes (Bbls/d)	—	—	—	—	—
NGL fractionation volumes (Bbls/d)	—	—	—	—	—
Retail propane gallons (in thousands)	—	—	—	—	388,306

Summary Analysis of Results by Segment

(tabular dollar amounts in thousands)

The reportable segment data included in the tables above and the analysis that follows is presented on a comparable basis to prior periods, except that, following Lone Star's acquisition of LDH Energy Asset Holdings LLC (“LDH”) on May 2, 2011, we have added a NGL transportation and services segment, which includes all of Lone Star's operations.

Intrastate Transportation and Storage

Gross Margin. The components of our intrastate transportation and storage segment gross margin were as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	Change	2011	2010	Change
Transportation fees	$148,331	$152,223	$(3,892)	$448,669	$447,775	$894
Natural gas sales and other	42,981	27,504	15,477	106,570	83,464	23,106
Retained fuel revenues	32,560	35,930	(3,370)	104,222	109,017	(4,795)
Storage margin, including fees	4,161	23,230	(19,069)	39,625	43,319	(3,694)

Total gross margin	$228,033	$238,887	$(10,854)	$699,086	$683,575	$15,511

Intrastate transportation and storage gross margin changes were primarily due to the following factors:

•

Transportation fees decreased during the three months ended September 30, 2011 primarily due to lower transported volumes compared to the same period in the prior year as a result of unfavorable natural gas prices and basis differentials. Transportation fees increased for the nine months ended September 30, 2011 primarily due to increased demand fees offset by lower transported volumes.

•	Retained fuel revenues decreased between periods due to lower transported volumes and a decrease in natural gas prices.

•

Margin from the sales of natural gas and other activities increased for the three and nine months ended September 30, 2011 primarily due to an increase from sales of NGLs and favorable commodity related derivative activity.

Storage margin was comprised of the following:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	Change	2011	2010	Change
Withdrawals from storage natural gas inventory (MMBtu)	8,661,359	7,459,977	1,201,382	24,433,485	35,347,967	(10,914,482)
Margin on physical sales	$154	$2,397	$(2,243)	$10,845	$68,049	$(57,204)
Settlements of derivatives	5,421	(8,479)	13,900	5,992	(17,408)	23,400

Realized margin on natural gas inventory transactions	5,575	(6,082)	11,657	16,837	50,641	(33,804)
Fair value inventory adjustments	(27,603)	(7,908)	(19,695)	(22,772)	(70,162)	47,390
Unrealized gains (losses) on derivatives	18,231	27,867	(9,636)	20,024	33,161	(13,137)

Margin recognized on natural gas inventory and related derivatives	(3,797)	13,877	(17,674)	14,089	13,640	449
Revenues from fee-based storage	8,072	9,286	(1,214)	25,891	30,913	(5,022)
Other costs	(114)	67	(181)	(355)	(1,234)	879

Total storage margin	$4,161	$23,230	$(19,069)	$39,625	$43,319	$(3,694)

For the three months ended September 30, 2011, storage margin decreased primarily due to changes in the spread between spot price and the forward prices which resulted in non-cash adjustments of $27.6 million during the three months ended September 30, 2011 compared to $7.9 million for the three months ended September 30, 2010. Storage margins for the three months ended September 30, 2011 and 2010 were also impacted by the timing of financial derivative settlements as a result of optimizing the withdrawals of stored natural gas inventory. For the nine months ended September 30, 2011, storage margins decreased principally due to a decrease in fee-based storage margin.

Operating Expenses. Intrastate transportation and storage operating expenses decreased for the three months ended September 30, 2011 compared to the same period in the prior year primarily due to a decrease in compression expense, maintenance and operating expenses, and ad valorem taxes. For the nine months ended September 30, 2011 operating expenses decreased primarily due to a decrease in maintenance and operating expenses offset by an increase in the cost of natural gas consumed.

Depreciation and Amortization. Intrastate transportation and storage depreciation and amortization expense increased for the three and nine months ended September 30, 2011 compared to the same periods in the prior year primarily due to the completion of pipeline projects in connection with the continued expansion of our pipeline system.

Selling, General and Administrative. Intrastate transportation and storage selling, general and administrative expenses increased for the three and nine months ended September 30, 2011 compared to the same periods in the prior year as a result of an increase in employee-related costs, including allocated overhead expenses.

Interstate Transportation

For both the three and nine months ended September 30, 2011 compared to the same periods in the prior year, we experienced increases in our interstate transportation segment's revenues, operating expenses, depreciation and amortization, and selling, general and administrative expenses primarily due to activity on the Tiger pipeline, which was placed in service in December 2010 with an additional expansion placed in service on August 1, 2011. For both the three and nine months ended September 30, 2011, the incremental revenues from the Tiger pipeline were slightly offset by decreased transportation fees from the Transwestern pipeline as a result of lower transportation volumes.

Midstream

Gross Margin. The components of our midstream segment gross margin were as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	Change	2011	2010	Change
Gathering and processing fee-based revenues	$68,130	$55,840	$12,290	$193,726	$165,718	$28,008
Non fee-based contracts and processing	68,281	48,799	19,482	179,229	146,295	32,934
Other	(5,679)	(5,324)	(355)	(12,229)	(20,489)	8,260

Total gross margin	$130,732	$99,315	$31,417	$360,726	$291,524	$69,202

Midstream gross margin increased for the three and nine months ended September 30, 2011 compared to the same periods in prior year due to the following:

•

An increase in fee-based revenues due to increased volumes from production in the Eagle Ford Shale and additional volumes due to growth projects located in Louisiana and West Virginia. For the nine months ended September 30, 2011, midstream gross margin was also favorably impacted by an increase in fee-based revenues due to increased gathering and processing volumes on our North Texas System.

•	Non fee-based contracts and processing margins increased primarily due to favorable NGL prices. The impact of favorable NGL prices was partially offset by lower equity NGL production volumes.

•

For the nine months ended September 30, 2011 compared to the nine months ended September 30, 2010, the favorable variance in other midstream gross margin primarily reflected the impacts from favorable NGL prices on activities where third party processing capacity was utilized.

Operating Expenses. For the three months ended September 30, 2011 compared to the three months ended September 30, 2010, midstream operating expenses reflected an increase in maintenance and operating expenses offset by a decrease in ad valorem taxes. For the nine months ended September 30, 2011 compared to the nine months ended September 30, 2010, midstream operating expenses reflected increases in ad valorem taxes, employee expenses, professional fees and maintenance and operating costs.

Depreciation and Amortization. For the three and nine months ended September 30, 2011 compared to the same periods in the prior year, depreciation and amortization expense increased primarily due to incremental depreciation from the continued expansion of our Louisiana and South Texas assets.

Selling, General and Administrative. For the three months ended September 30, 2011 compared to the same period in the prior year, selling, general and administrative expenses increased primarily due to an increase in employee expenses. For the nine months ended September 30, 2011 compared to the same period in the prior year, selling, general and administrative expenses increased primarily as a result of increased professional fees.

NGL Transportation and Services

Gross Margin. The components of our NGL transportation and services segment gross margin were as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	Change	2011	2010	Change
Storage revenues	$34,287	$—	$34,287	$57,702	$—	$57,702
Transportation revenues	13,646	—	13,646	20,696	—	20,696
Processing and fractionation revenues	16,602	—	16,602	33,324	—	33,324
Other revenues	837	—	837	66	—	66

Total gross margin	$65,372	$—	$65,372	$111,788	$—	$111,788

We own a 70% controlling interest in Lone Star, which acquired all of the membership interests in LDH on May 2, 2011 and is primarily engaged in NGL transportation, storage and fractionation. Results reflected above represent 100% of Lone Star beginning May 2, 2011.

Retail Propane and Other Retail Propane Related

Gross Margin. Gross margin decreased during the nine months ended September 30, 2011 compared to the same period in the prior year primarily due to a decline in the average gross margin per gallon sold and a decrease in sales volumes resulting from weather patterns.

Operating Expenses. Operating expenses were higher for the three and nine months ended September 30, 2011 compared to the same periods in the prior year primarily due to increased vehicle fuel and repair service costs and net insurance reserves and claims. For the nine months ended September 30, 2011, the increase in operating expenses also reflected increases in wages and benefits and general business taxes and were partially offset by decreases in performance-based bonus awards and other general operating expenses.